Exhibit 23-a

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of SBC Communications Inc. (SBC) of our report dated February 11, 2000, included in the 1999 Annual Report to Shareowners of SBC.

Our audits also include the financial statement schedules of SBC listed in Item 14(a). These schedules are the responsibility of SBC's management. Our responsibility is to express an opinion based on our audits. We did not audit the 1998 and 1997 financial statements of Ameritech Corporation, a wholly owned subsidiary, which statements reflect total assets constituting approximately 40% of the Company's related 1998 consolidated financial statement total and which reflect total operating revenues constituting approximately 37% of the Company's related consolidated financial statement totals for the years ended December 31, 1998 and 1997. Those statements and schedules were audited by other auditors whose report has been furnished to us. In our opinion, based on our audits and the report of other auditors, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC Savings Plan and the SBC Savings and Security Plan and certain other plans (Nos. 333-24295, 333-66105 and 333-88667), the Stock Savings Plan (Nos. 33-37451 and 33-54291), the 1992 Stock Option Plan (No. 33-49855), the 1995 Management Stock Option Plan (Nos. 33-61715 and 333-49343),
the 1996 Stock and Incentive Plan (No. 333-30669), and in the Registration Statements (Form S-3) pertaining to the SBC Communications Inc. Direct Stock Purchase and Reinvestment Plan (Nos. 333-08979, 333-44553, and 333-02587 (originally filed on Form S-4), and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the Registration Statement (Form S-4) pertaining to SBC Communications Inc. (No. 333-45837), and in the related Prospectuses, of our report dated February 11, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                       ERNST & YOUNG LLP


San Antonio, Texas
March 7, 2000